
                                RSI SYSTEMS, INC.

                             Proforma Balance Sheet
                             As Of November 30, 1997


                                                                                Proforma
                                                                               November 30,
                                                                                  1997
                                        Assets                                 (Unaudited)
------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                                      $ 2,094,868
   Accounts receivable, net                                                           925,922
   Inventories                                                                        630,808
   Prepaid expenses                                                                    55,215

------------------------------------------------------------------------------------------------
            Total current assets                                                    3,706,813
------------------------------------------------------------------------------------------------

Property and equipment
   Furniture and equipment                                                            730,584
   Leasehold improvements                                                               4,818
      Less accumulated depreciation                                                  (432,763)

------------------------------------------------------------------------------------------------
            Net property and equipment                                                302,639
------------------------------------------------------------------------------------------------

Other assets                                                                            2,500
   Less accumulated amortization                                                       (2,312)

------------------------------------------------------------------------------------------------
            Net other assets                                                              188
------------------------------------------------------------------------------------------------

                                      Total assets                                $ 4,009,640
================================================================================================

                         Liabilities and Stockholders' Equity
------------------------------------------------------------------------------------------------

Current liabilities:
   Accounts payable                                                                   656,875
   Accrued expenses                                                                   204,857
   Deferred revenue                                                                   248,115
   Line of credit                                                                      63,382

------------------------------------------------------------------------------------------------
            Total current liabilities                                               1,173,229
------------------------------------------------------------------------------------------------

Stockholders' equity:
      Common stock ($.01 par value per share, 10,000,000 shares
            authorized, 6,321,031 issued and
            outstanding)                                                               63,210
      Additional paid-in capital                                                   16,754,153
      Unearned compensation                                                           (58,334)
      Accumulated deficit                                                         (13,922,618)

------------------------------------------------------------------------------------------------
            Total stockholders' equity                                              2,836,411
------------------------------------------------------------------------------------------------

                      Total liabilities and stockholders' equity                  $ 4,009,640
================================================================================================


See accompanying notes to financial statements.

                                RSI SYSTEMS, INC.

                 Proforma Consolidated Statement of Operations

                      Five Months Ended November 30, 1997

                                                             Proforma
                                                         Five Months Ended
                                                            November 30,
                                                               1997
                                                            (Unaudited)
-----------------------------------------------------------------------
Net sales                                                  $ 1,530,186
Cost of goods sold                                             619,584
-----------------------------------------------------------------------
          Gross profit (loss)                                  910,602

Research and development                                       353,620
Selling, general, and administrative                         1,363,150
-----------------------------------------------------------------------
          Operating profit (loss)                             (806,168)

Other income (expense):
   Interest income (expense), net                              (34,550)
   Other expense                                                  (300)
-----------------------------------------------------------------------
          Other income (expense), net                          (34,850)
-----------------------------------------------------------------------

          Net loss                                          $ (841,018)
=======================================================================

          Net loss per common share                         $    (0.17)
=======================================================================

          Weighted average shares outstanding                4,836,998
=======================================================================


See accompanying notes to financial statements.

RSI SYSTEMS, INC.
NOTES TO PROFORMA FINANCIAL STATEMENTS
November 30, 1997

1. BASIS OF PRESENTATION

The unaudited interim financial statements have been prepared to reflect the results of a private offering of the Company's Common Stock on January 7, 1998. Other than this private offering reflected on a proforma basis, the financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited financial statements should be read in conjunction with the Company's June 30, 1997 financial statements and related notes included in the Company's Annual Report on Form 10-KSB.

The financial statements reflect all adjustments, of a normally recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim period.

Net loss per common share is based on the weighted average number of shares of common stock outstanding, including 1,341,255 shares sold through a private offering (note 2) treated on a proforma basis as if sold on November 30, 1997. Common stock equivalents have not been included in the computation as the effect would be anti-dilutive.

The proforma financial statements include proforma adjustments to historical amounts to reflect the effects of a private offering of the Company's common stock (Note 2). The following schedule shows the historical accounts affected, the proforma adjustments, and proforma balances as of November 30, 1997:

                                                   Proforma
                         November 30, 1997        Adjustments     November 30, 1997
Description              Historical Amount         (Note 2)            Proforma
-----------              -----------------         --------            --------
Cash and
   cash equivalents           59,354              2,035,514            2,094,868

Common Stock                  49,798                 13,412               63,210

Additional
   paid-in capital        14,732,052              2,022,101           16,754,153

Net loss per
   common share               $(0.17)                    --               $(0.17)

Weighted average
   shares outstanding      4,828,232                  8,766            4,836,998


2. PRIVATE OFFERING:

Effective January 7, 1998, the Company sold 1,341,255 shares of common stock to "accredited investors" through a private offering at a price of $1.65 per share. Net proceeds to the Company from the private placement were approximately $2,035,000, net of placement agency fees and related expenses. The proceeds are being used to fund the Company's expanded sales and marketing effort, research and development of the Company's current generation Video Flyer video conferencing system and for other general corporate purposes.

3. LINE OF CREDIT:

In July, 1997 the Company signed a commercial loan agreement with a bank for a $1,000,000 discretionary revolving credit facility. Under the terms of the agreement, working capital funds are drawn based on a borrowing base comprised of eligible accounts receivable and inventory. The interest rate on the loan is equal to 4.0 points above a base rate set by the bank.